EXCHANGE AGREEMENT

dated as of December 15, 2025

by and between

AEON BIOPHARMA, INC.,

AEON BIOPHARMA SUB, INC.

and

DAEWOONG PHARMACEUTICAL CO., LTD

US-DOCS\165036512.4

US-DOCS\165036512.8

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of December 15, 2025, between AEON Biopharma, Inc., a Delaware corporation (the “Company”), AEON Biopharma Sub, Inc., a Delaware corporation, as guarantor of the Exchanged Note (as defined below) (the “Guarantor”) and Daewoong Pharmaceutical Co., Ltd, a company duly organized and existing under the laws of the Republic of Korea (the “Existing Noteholder”).

WHEREAS, the Existing Noteholder is the sole holder of Company’s outstanding senior secured convertible notes initially issued pursuant to that certain Subscription Agreement, dated as of March 19, 2024 (as amended, supplemented, or otherwise modified on or prior to the date hereof, the “Subscription Agreement”; and the convertible notes issued by the Company pursuant to the Subscription Agreement, the “Convertible Notes”);

WHEREAS, the Company and the Existing Noteholder agree that, following the Stockholder Approval, the Company and the Existing Noteholder shall effect an exchange pursuant to which the outstanding Convertible Notes held by the Existing Noteholder would be exchanged for (i) a new convertible note for $1,500,000 substantially in the form attached hereto as Exhibit A (the “New Note”) (ii) a warrant to purchase 8,000,000 shares of Common Stock at an exercise price of $1.09392 per share, substantially in the form attached hereto as Exhibit B (the “Common Stock Warrant”) and (iii) newly issued shares of Common Stock of the Company and/or pre-funded warrants to purchase shares of Common Stock substantially in the form attached hereto as Exhibit C (the “Pre-funded Warrant”) ((i), (ii) and (iii) being referred to as the “Exchange”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Existing Noteholder hereby agree to document the Exchange as follows:

Article 1.DEFINITIONS
1.1As used in this Agreement, the following terms have the meanings set forth in this Section 1.1.

“Affiliates” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to the Existing Noteholder, any investment fund or managed account that is managed and/or advised on a discretionary basis by the same investment manager or beneficial owner as the Existing Noteholder will be deemed to be an Affiliate the Existing Noteholder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Agreement” has the meaning ascribed to such term in the preamble.

US-DOCS\165036512.4

US-DOCS\165036512.8

“Board of Directors” means the board of directors of the Company.

“Capitalization Date” has the meaning ascribed to such term in Section 3.1(g).

“Closing” means the closing of the issuance of the Exchanged Shares pursuant to Section 2.1.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Common Stock Warrant” has the meaning ascribed to such term in the recitals.

“Company” has the meaning ascribed to such term in the preamble.

“Company SEC Documents” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Company Stock Awards” has the meaning ascribed to such term in Section 3.1(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Consideration” means the New Note, the Common Stock Warrant, the Pre-funded Warrant and the New Shares.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fifth Amendment to the License and Supply Agreement” means that certain amendment to the License and Supply Agreement, in form and substance attached hereto as Exhibit D.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Entity” means any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Guarantor” means AEON Biopharma Sub, Inc.

“Guaranty Agreement” has the meaning ascribed to such term in the New Note.

“Knowledge of the Company” means the actual knowledge of one or more executive officers of the Company.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“License and Supply Agreement” means that certain License and Supply Agreement, dated as of December 20, 2019 (as amended from time to time), by and between the Company and the Existing Noteholder.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” any material adverse effect on (i) the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations  of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iii) the authority or the ability of the Company or any Guarantor to perform its obligations under this Agreement or the Transaction Documents.

“Material Agreement” is any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

“Money Laundering Laws” has the meaning ascribed to such term in Section 3.1(y).

“New Note” has the meaning ascribed to such term in Section 2.1(a).

“New Shares” has the meaning ascribed to such term in Section 2.1(a).

“Ownership Limit” means 49.99%.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-funded Warrant” has the meaning ascribed to such term in the recitals.

“Pre-funded Warrant Shares” has the meaning ascribed to such term in Section 2.1(a).

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Responsible Officer” shall mean any of the President, Chief Executive Officer, Treasurer or Chief Financial Officer of the Company acting alone.

“Required Approvals” has the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Exchanged Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Interest” has the meaning ascribed to such term in Section 3.1(h).

“Stockholder Approval” means the approval of the Exchange by the Company’s stockholders.

“Subscription Agreement” means the Subscription Agreement, dated as of March 19, 2024, by and among the Company, the Guarantor and the Existing Noteholder.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange American (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the New Note, the Common Stock Warrant, the Pre-funded Warrant, the Security Agreement, Guaranty Agreement and Fifth Amendment to the License and Supply Agreement in each case including all exhibits and schedules thereto and hereto.

“Underlying Common Stock” has the meaning ascribed to such term in Section 3.1(g).

Article 2.ISSUE OF EXCHANGED SHARES; CLOSING
2.1On the Closing Date, on the terms and subject to the conditions set forth herein, for the satisfaction in full of, and in lieu of repayment or continuation of any and all obligations under, the outstanding Convertible Notes) (the “Existing Note Obligations”), the Company will issue to the Existing Noteholder (i) the New Note, (ii) the Common Stock Warrant, and (iii) a number of shares of Common Stock (the “New Shares”) equal to (x) the principal and accrued interest of the Convertible Notes as of the Closing Date less (y) the principal amount of the New Note, multiplied by 1.3 (and rounded down to the nearest whole share of Common Stock); provided that in lieu of any New Shares that would result in the Existing Holder’s beneficial ownership of the Common Stock exceeding the Ownership Limit, the Company will issue to the Existing Noteholder a Pre-funded Warrant to purchase such shares of Common Stock that would exceed the Ownership Limit (the “Pre-funded Warrant Shares”). Upon its receipt of the Exchange Consideration, the Existing Noteholder agrees that all Existing Note Obligations have been satisfied and paid in full, and all Convertible Notes shall be immediately and automatically terminated.
2.2On the Closing Date, the Company shall deliver or cause to be delivered to the Existing Noteholder the following:
(a)evidence of the New Shares issued to the Existing Noteholder having been issued in book-entry form to the Existing Noteholder;
(b)an executed New Note;
(c)an executed Common Stock Warrant;
(d)an executed Pre-funded Warrant, as applicable;
(e)an executed Guaranty Agreement, in form and substance reasonably satisfactory to the Existing Noteholder;
(f)an executed Fifth Amendment to the License and Supply Agreement in the form attached hereto as Exhibit D;
(g)evidence that the New Shares, Common Stock Warrant Shares and Pre-funded Warrant Shares have been approved, subject to official notice of issuance, for listing on the Trading Market;
(h)a certificate of the Company’s Secretary or another authorized officer of the Company, dated as of the Closing Date, certifying (A) the Company’s Certificate of Incorporation and bylaws, as then in effect and attached thereto, (B) the resolutions adopted by the Board of Directors (or an authorized committee thereof) authorizing the transactions contemplated hereby and (C) as to the signatures and authority of the Persons signing the Transaction Documents and related documents on behalf of the Company; and

(i)a certificate of the Company signed on behalf of the Company by an executive officer and dated as of the Closing Date, certifying that the conditions in Section 2.4(a) (other than clause (vi) thereof) have been satisfied.
2.3The Closing shall occur by the second Business Day that is on or following the satisfaction or waiver of the conditions set forth in Section 2.4 (other than those conditions that, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof) at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626 or such other location (or remotely by electronic exchange of documentation) as the parties may mutually agree.
2.4Closing Conditions.
(a)Existing Noteholder Closing Conditions.  The obligations of the Existing Noteholder to effect the Closing are also subject to the satisfaction at or prior to the Closing of the following conditions:
(i)the representations and warranties of the Company set forth in Sections 3.1(b)(i), 3.1(c) and 3.1(d) shall be true and correct as of the Closing Date, and the representations and warranties of the Company set forth Section 3.1(d)(ii) shall be true and correct except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ii)there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement;
(iii)the Company shall have performed and complied with, in all material respects, its obligations, covenants and agreements required to be performed by it pursuant to this Agreement at or prior to the Closing;
(iv)the Company shall have delivered to the Existing Noteholder all deliverables required to be delivered by the Company pursuant to Section 2.2;
(v)the Stockholder Approval shall have been obtained; and
(vi)no notice of delinquency or delisting from the Trading Market shall have been received by the Company with respect to the Common Stock.
(b)Company Closing Conditions.  The obligations of the Company to effect the Closing with respect to the transactions with the Existing Noteholder are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:
(i)there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any

Governmental Authority, Law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement; and
(ii)the Stockholder Approval shall have been obtained.
Article 3.REPRESENTATIONS AND WARRANTIES
3.1Except as set forth in the Company SEC Documents (other than as Section 3.1(a)-(j), which are not so qualified except as expressly set forth below), the Company and the Guarantor, jointly and severally, hereby represent and warrant to the Existing Noteholder, as of the date hereof and as of the Closing Date, that:
(a)Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own its properties and conduct its business as now conducted. Each subsidiary of the Company has been duly organized and is validly existing as a corporate entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in such good standing would not have a Material Adverse Effect.
(b)Authorization; Enforcement. Other than the Stockholder Approval, this Agreement has been duly authorized by the Company and the Guarantor and, upon the consummation of the transactions contemplated by this Agreement, shall constitute the legal, valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).
(c)No Conflicts. The execution, delivery and performance by the Company and the Guarantor of this Agreement has been duly authorized, and does not (i) conflict with the organizational documents of the Company or its subsidiaries, (ii) contravene, conflict with, constitute a default under or violate any material requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Entity by which the Company and its subsidiaries, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Entity (except such governmental approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default or material breach under any Material Agreement to which the Company or any of its subsidiaries, or any of their respective properties, is bound.

(d)Filings, Consents and Approvals. Neither the Company nor the Guarantor are required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company or Guarantor of the Transaction Documents, other than: (i) the Stockholder Approval, (ii) as may be required to be made with the Commission,  and (iii)  as required in connection with the listing of the New Shares, the shares of Common Stock underlying the Common Stock Warrant (the “Common Stock Warrant Shares”) and the Pre-funded Warrant Shares on the Trading Market (collectively, the “Required Approvals”).
(e)Valid Issuance. The New Shares, will be, when issued and delivered against payment therefor as provided herein, duly and validly authorized and issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. The Common Stock Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Common Stock Warrant against full payment therefor in accordance with the terms of the Common Stock Warrant, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of the Common Stock Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. The Pre-funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-funded Warrant against full payment therefor in accordance with the terms of the Pre-funded Warrant, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of the Pre-funded Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock.
(f)The Note Securities. The New Note and the Security Agreement constitute valid and binding obligations of the Company, and the Guarantee of the Guarantor, the New Note, and the Security Agreement constitute valid and binding obligations of the Guarantor, in each case enforceable in accordance with their terms, subject to the Enforceability Exceptions.
(g)Underlying Common Stock for New Notes. When Stockholder Approval is received and, to the extent issued upon conversion of each New Note in accordance with its terms, any shares of Common Stock underlying the New Notes (the “Underlying Common Stock”) will be duly authorized and validly issued, fully paid and non-assessable, and the issuance of any Underlying Common Stock will not be subject to any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any person, will not be in violation of the Organizational Documents of the Company or in breach or violation of any contract, and will not be issued in violation of any such preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any person.

(h)Security Interest. The security interest in the Collateral (as defined in the New Note) granted by the Company to secure its obligations under the Note (the “Security Interest”) creates in favor of the holder of the New Note a valid and enforceable first priority security interest in the Collateral (subject to Permitted Liens (as defined in the New Note)) and, subject to the foregoing and the limitations set forth in the New Note, no other registration, filings or recordings are required under the UCC or with the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the security interests created under the Security Interest to the extent the Security Interest can be perfected by a registration, filing or recording in such offices, except for filings and recordings which the Existing Holder has consented to occurring after the Issue Date so long as such filings and recordings occur within the period after the Issue Date consented to by the Existing Holder. The Company and the Guarantor are the legal and beneficial owners of the relevant Collateral, free and clear of any Lien (as defined in each Note), other than Permitted Liens (as defined in each Note). All the outstanding shares of capital stock or registered capital, as the case maybe, of the Company and its subsidiaries have been duly authorized and validly issued and are fully paid or paid in installments in accordance with applicable laws and non-assessable, and all outstanding shares of capital stock or registered capital, as the case may be, of the subsidiaries are owned by the Company, either directly or through its subsidiaries, free and clear of any security interest, claim, lien or encumbrance other than the Permitted Liens (as defined in the New Note). None of the outstanding shares of capital stock of or ownership interests in any of the Company’s subsidiaries was issued in violation of the preemptive or similar rights of any security holder of such subsidiary.
(i)Capitalization. Except as the Company otherwise disclosed to the Existing Noteholder, as of the date hereof, the Company has an authorized capitalization as set forth in its Form 10-Q for the quarter ended September 30, 2025 (the “Capitalization Date”). All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that it would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company’s sole direct or indirect subsidiary is Aeon Biopharma Sub, Inc. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date hereof, (i) there are no outstanding options, warrants, scrips, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries except (w) as set forth in the Company SEC Documents , (x) as were granted or issued after the Capitalization Date pursuant to the Company’s equity compensation plans described in the Company SEC Documents, (y) as a result of the purchase and sale of the Exchange Consideration; and (ii) except as set forth in the Company SEC Documents , there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Exchange Consideration or any shares of Common Stock underlying the Exchange Consideration.  The Company's certificate of incorporation as in effect on the date hereof and the Company's bylaws as in effect on the date hereof have been filed as part of the Company SEC Documents and are available on the SEC’s EDGAR system as of the business day prior to the date hereof. Other than the New Note, Common Stock Warrant and Pre-funded Warrant, the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto are as described in the Company SEC Documents and exhibits attached or incorporated by reference thereto.
(j)Company SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including without limitation pursuant to Section 13(a) or 15(d) thereof, since January 1, 2025 through the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such Company SEC Documents (as defined below) prior to the expiration of any such extension.  As of its respective filing date, (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not (on the date of such filing) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(k)Litigation.  As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any  court, public board, government agency or self-regulatory organization or body, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(l)Internal Controls. The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 under the Exchange Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls. Since December 31, 2024, management has not identified for the Company’s auditors any material weaknesses in Internal Controls.
(m)Certain Transactions. Since January 1, 2025, except for compensation or other employment arrangements in the ordinary course of business, there has been no transaction, or series of similar transactions, agreements, arrangements, relationships, payments or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements, relationships, payments or understandings to which the Company or any of its subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.
(n)Absence of Certain Changes. Since December 31, 2024, there has not been a Material Adverse Effect or any prospective material adverse change that could reasonably be expected to result in a Material Adverse Effect.
(o)Related Party Transaction.  The Board of Directors (the “Board”) of the Company (or an authorized committee thereof) has reviewed the transactions contemplated hereby with respect to any “related party transaction,” including for purposes of the Delaware General Corporation Law and the applicable rules of the Trading Market, and has approved any such transaction consistent with the applicable standards.
(p)Transactions Not Enjoined.  No governmental authority has enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. No action or proceeding by or before any court or other governmental body has been instituted or threatened by any governmental authority or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.
(q)Clinical Research Organizations.  There is no other external firm or person to whom sponsor obligations have been transferred by the Company under 21 CFR 312 for each Investigational New Drug (as defined therein).

Except for the representations and warranties made by the Company and the Guarantor in this Section 3.1, neither the Company, the Guarantor nor any other Person makes any express or implied representation or warranty with respect to the Company or any subsidiaries or their respective businesses, operations, assets liabilities, condition or prospects, and the Company and the Guarantor hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company, the Guarantor nor any other Person makes or has made any representation or warranty to the Existing Noteholder, or any of its Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or the Guarantor or any of their subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company and the Guarantor in this Section 3.1 and the certificate delivered pursuant to Section 2.2(a)(i), any oral or written information presented to the Existing Noteholder, or any of its Affiliates or representatives, in the course of its due diligence investigation of the Company and the Guarantor, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Existing Noteholder to rely on the representations, warranties, covenants and agreements made to the Existing Noteholder expressly set forth in the Transaction Documents or in any certificate delivered hereunder or thereunder.

3.2The Existing Noteholder hereby represents and warrants to the Company and the Guarantor, as of the date hereof and as of the Closing Date, that:
(a)Status. It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement and thereby have been duly authorized and require no other proceedings on its part. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Existing Noteholder or its shareholders. This Agreement has been duly executed and delivered by the Existing Noteholder and, assuming the execution and delivery hereof and acceptance thereof by other parties, will constitute the legal, valid and binding obligations of the Subscriber, enforceable against it in accordance with its terms.
(b)Nature of Existing Noteholder.
(i)The Existing Noteholder is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D. The Existing Noteholder is acquiring the Exchange Consideration for its own account and not with a view to any resale or distribution thereof. The Existing Noteholder agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the acquisition of the Exchange Consideration.
(ii)The Existing Noteholder (A) is a sophisticated investor with the knowledge and experience in business and financial matters to enable such Existing

Noteholder to independently evaluate the merits and risks, both in general and with regard to all transactions and investment strategies involving a security or securities and (B) has exercised independent judgment in evaluating its participation in transactions contemplated by this Agreement. Further, the Existing Noteholder is able to bear the economic risk and lack of liquidity of an investment in the Company and the risk of loss of its entire investment in the Company.
(iii)The Existing Noteholder or its representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer of the Exchanged Shares, as applicable, that have been requested by such Existing Noteholder. The Existing Noteholder or its representatives has been afforded the opportunity to ask questions of the Company or its representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by the Existing Noteholder or its representatives shall modify, amend or affect such Existing Noteholder’s right (A) to rely on the Company’s representations and warranties contained in Section 3.1 above or (B) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. The Existing Noteholder understands and acknowledges that its acquisition of the Exchange Consideration involves a high degree of risk and uncertainty. The Existing Noteholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Exchange Consideration. The Existing Noteholder acknowledges that this Agreement is the result of arm’s-length negotiations between the Company and such Existing Noteholder.
(c)No Public Offering. The Existing Noteholder understands that the Exchange Consideration is being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer of the Exchange Consideration has not been registered under the Securities Act. The Existing Noteholder understands that no portion of the Exchange Consideration may be resold, transferred, pledged or otherwise disposed of by such Existing Noteholder absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing such Exchanged Shares shall contain a legend to such effect. The Existing Noteholder understands and agrees that the Exchange Consideration will be subject to the foregoing transfer restrictions and, as a result, such Existing Noteholder may not be able to readily resell any portion of the Exchange Consideration and may be required to bear the financial risk of an investment in the Exchange Consideration for an indefinite period of time. The Existing Noteholder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any portion of its Exchange Consideration.

(d)Reliance Upon such Existing Noteholder’s Representations and Warranties. The Existing Noteholder understands and acknowledges that the Exchange Consideration is being offered in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Existing Noteholder set forth in this Agreement in (i) concluding that the offer and issuance of the Exchange Consideration is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Existing Noteholder to acquire the Exchange Consideration.
(e)Tax Liability. The Existing Noteholder has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement.  It relies solely on such advisors and not on any statements or representations of the Company or any of the Company’s agents regarding such tax consequences.  It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.
Article 4.OTHER AGREEMENTS OF THE PARTIES
4.1Following the execution of this Agreement, the Existing Noteholder, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.1. The Existing Noteholder shall promptly furnish the Company, and the Company shall promptly furnish the Existing Noteholder, to the extent permitted by applicable Law, with copies of written communications received by it or its subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.
4.2The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Exchange Consideration in a manner that would require the registration under the Securities Act of the sale of the Exchange Consideration or that would be integrated with the offer or sale of the Exchange Consideration for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
4.3The Company and the Existing Noteholder shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Existing Noteholder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Existing Noteholder, or without the prior consent of the Existing Noteholder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law or the rules of the Trading Market; provided, that no party shall be required to seek the consent of any other party to this Agreement to disclose information with respect to the transactions contemplated hereby that has previously been publicly disclosed in accordance with this Section 4.3.
4.4The Company hereby agrees to use reasonable best efforts to maintain the listing of the Common Stock on the New York Stock Exchange American or another Trading Market. The Company shall, if applicable: (i) take all steps necessary to cause such shares of the Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; and (ii) provide to the Existing Noteholder evidence of such listing or quotation.
4.5The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Existing Noteholder under applicable securities or “Blue Sky” laws of the states of the United States and may, if necessary, make any Form D filing with the Commission.
4.6Registration Rights.
(a)As promptly as reasonably practicable after the Closing Date, but in any event within thirty (30) business days after the Closing Date, the Company shall file with the SEC a shelf Registration Statement on Form S-1 (or any short-form shelf registration statement available to the Company) (a “Shelf Registration Statement”), or shall amend an existing Shelf Registration Statement, to register the resale (a “Registration”) all of the shares of Common Stock issuable upon conversion of the New Note, the New Shares, the Common Stock Warrant Shares and the Pre-funded Warrant Shares (collectively, the “Registerable Securities”). The Company shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the one hundred twentieth (120th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the Shelf Registration Statement and (b) the fifth (5th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review. The Company agrees to cause such Shelf Registration Statement, or another shelf registration statement that includes the Registerable Securities, to remain effective until the earliest of (x) the fifth anniversary of the Closing, (y) the date on which the Existing Noteholder ceases to hold any Registerable Shares, and (z) on the first date on which the Existing Noteholder is able to sell all of its shares of the Registerable Shares without restriction under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such securities that may be sold, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144(b)(2). The Existing Noteholder agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. In no event shall the Existing Noteholder be identified as a statutory underwriter in the Shelf Registration Statement unless requested by the SEC;

provided, that if the SEC requests that the Existing Noteholder be identified as a statutory underwriter in the Shelf Registration Statement, the Existing Noteholder will have an opportunity to withdraw its Registerable Shares from the Shelf Registration Statement. Notwithstanding the foregoing, if the SEC seeks to prevent the Company from including any or all of the shares proposed to be registered under the Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale by the applicable stockholders or otherwise, the Company shall use its best efforts to ensure that the SEC determines that (1) the offering contemplated by the Shelf Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 of the Securities Act and (2) the Existing Noteholder is not a statutory underwriter. If the Company is unsuccessful in the efforts described in the preceding sentence then the Company shall cause such Shelf Registration Statement to register for resale such number of shares which is equal to the maximum number of shares as is permitted by the SEC. In such event, the number of shares to be registered for each selling stockholder named in the Shelf Registration Statement shall be reduced pro rata among all such selling stockholders, and the Company will register the Existing Noteholder’s remaining shares that were not registered at the earliest date permitted by the SEC and subject to the other terms and conditions of this Section 4.6.
(b)Notwithstanding anything to the contrary contained herein, if the filing, initial effectiveness or continued use of a Shelf Registration Statement, in respect of the registration of the resale of all of the Registerable Shares, at any time would (a) require the Company to make an Adverse Disclosure (as defined below), (b) require the inclusion in such Shelf Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board, would be seriously detrimental to the Company and the majority of the Board concludes as a result that it is therefore essential to defer such filing, initial effectiveness or continued use at such time (each of (a), (b) or (c) a “Suspension Event”), the Company shall have the right, upon giving prompt written notice of such action to the Existing Noteholder (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Shelf Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay shall be exercised by the Company not more than once in any twelve (12) month period. In the event the Company exercises its rights under this Section 4.6(b), the Existing Noteholder agrees to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus included in any such Shelf Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus (a “Prospectus”), relating to any Registration in connection with any sale or offer to sell the Registerable Shares until such Holder receives written notice from the Company that such sales or offers of the Registerable Shares may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall immediately notify the Existing Noteholder of the expiration of any period during which it exercised its rights under this Section 4.6(b). An “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial

Officer of the Company or the Board, after consultation with counsel to the Company, (i) would be required to be made in any Shelf Registration Statement or Prospectus in order for the applicable Shelf Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Shelf Registration Statement were not being filed, declared effective or used, as the case may be and (iii) the Company has a bona fide business purpose for not making such information public.
(c)After the filing of the Shelf Registration Statement, the Company shall, as expeditiously as reasonably possible: (i) notify the Existing Noteholder when such Shelf Registration Statement or any post-effective amendment thereto has become effective; (ii) notify the Existing Noteholder of the issuance of any stop order by the SEC suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonably efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, (iii) at least five (5) days prior to the filing of such Shelf Registration Statement or Prospectus or any amendment or supplement to such Shelf Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 4.6(b)), furnish a copy thereof to the Existing Noteholder or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein), including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Shelf Registration Statement or Prospectus, and (iv) notify the Existing Noteholder at any time when a Prospectus relating to such Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated in a Shelf Registration Statement or Prospectus or necessary to make the statements in a Shelf Registration Statement or Prospectus (in the case of a Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading (a “Misstatement”), and then to correct such Misstatement as set forth in Section 4.6(b).

(d)Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any of the foregoing or of a Suspension Event during the period that the Shelf Registration Statement is effective or if as a result of a Suspension Event the Shelf Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Existing Noteholder shall discontinue disposition of the Registerable Shares until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.
4.7Purchaser Appointee. Following and subject to the Closing, the Company, the Board and the Nominating and Corporate Governance Committee of the Board shall take all actions necessary to nominate one designee of the Existing Noteholder at the Company’s 2026 annual meeting of stockholders to serve as a Class III director for a term of three (3) years.
4.8Information Right. To the extent the New Note is outstanding and held by the Existing Noteholder and the Existing Noteholder does not have an affiliate serving as a member of the board of directors of the Company, the Company shall furnish to the Existing Noteholder the Company’s quarterly financial report, including, but not limited to, the Company’s material expenses for the most recently completed quarter(each a “Financial Report”), provided that, the Existing Noteholder is party to a non-disclosure agreement with the Company and agrees to treat the Financial Report as confidential information under the non-disclosure agreement.
4.9Clinical Research Organizations. The Company and its subsidiaries shall not transfer any of its sponsor obligations under 21 CFR 312 for each Investigational New Drug (as defined therein) application held by the Company or its subsidiaries to a clinical research organization or other external firm or person without the Existing Noteholder’s prior written consent (which may be given or withheld in Existing Noteholder’s sole and absolute discretion).
Article 5.MISCELLANEOUS
5.1The representations and warranties of the Company, the Guarantors and the Existing Noteholder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.  All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.
5.2The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless the Existing Noteholder, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each person or entity, if any, who controls the Existing Noteholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Control Person”), from and against any loss, claim, damage, liability, together with reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation), and any action in respect thereof to which such Existing Noteholder and its Control Persons (collectively, the “Indemnified Parties”) becomes subject to, resulting from, arising out of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, except to the extent that any such loss, claim, damage, liability, cost or expense is attributable to the willful misconduct or fraud of such Indemnified Party.

5.3The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.4All notices and other communications required or permitted hereunder shall be in writing and shall be sent by e-mail, by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

(a)if to the Existing Noteholder, to:

Daewoong Pharmaceutical Co., Ltd

12, Bongeunsa-ro 114, Gangnam-gu, Seoul

Attn: Hakkyu Lee, Team Leader

Tel: +82 10 3322 4600

Email:

And

Attn: Legal Department

Tel: +82 10 2795 5707

Email:

with a copy to:

SL Partners

10, Sinbanpo-ro 43-gil

Seocho-gu, Seoul, Korea

Attn: Hyungmin Joo

Tel: +82-2-6956-6925

Email:

And

Attn: Sang Jin Park

Tel: +82-2-6956-6922

Email:

and

(b)if to the Company, to:

AEON Biopharma, Inc.
5 Park Plaza, Suite 1750
Irvine, CA 92614

Tel: (949) 354-6499
Attention: Chief Legal Officer
Email:

with a copy to:

Latham & Watkins LLP
650 Town Center Dr, 20th Floor
Costa Mesa, CA 92626

Telephone: (714) 755-8008
Attn: Drew Capurro
Email:

5.5No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Existing Noteholder. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.
5.6It is understood and agreed by the parties that money damages would be an insufficient remedy for any breach of this Agreement by any party, and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach. Each party hereby agrees that its right to specific performance as set forth in Section 5.5 of this Agreement shall be its sole and exclusive remedy with respect to any breach by any other party of this Agreement and that it may not seek or accept any other form of relief that may be available for any such breach of this Agreement (including monetary, punitive, indirect, special, consequential and/or any other damages or remedies).
5.7The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.8This Agreement is the product of negotiations among the parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. Each party was represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. Furthermore, this Agreement supersedes all prior understandings, whether written or oral, among the parties hereto with respect to the Transactions and sets forth the entire understanding of the parties hereto with respect thereto. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

5.9This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
5.10THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. The parties agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.
5.11EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
5.12This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com), it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
5.13If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AEON BIOPHARMA, INC.

By: /s/ Robert Bancroft

Name:Robert Bancroft

Title:President & CEO

AEON BIOPHARMA SUB, INC.

By:/s/ Robert Bancroft

Name:Robert Bancroft

Title:President & CEO

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Existing Noteholder:

DAEWOONG PHARMACEUTICAL CO., LTD

By:/s/ Seongsoo Park

Name:Seongsoo Park

Title:CEO and President